CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (Nos. 333-220338, 333-225267, 333-229284, 333-230927, 333-234388, 333-251896, 333-263964, and 333-271702) of Rise Gold Corp. of our report dated October 25, 2023, relating to the consolidated financial statements, which appears in Form 10-K. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

/s/ DAVIDSON & COMPANY LLP

Vancouver, Canada	Chartered Professional Accountants

October 25, 2023